10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Small Mid Growth Fund
Security
Cephalon
Advisor
EIMCO
Transaction Date
5/21/2009
Cost
"$1,700"
Offering Purchase
0.00%
Broker
Deutsche Bank
Underwriting Syndicate Members
Deutsche Bank Securities
J.P.Morgan
Barclays Capital
Credit Suisse


Fund
Growth Fund
Security
Greenhill & Co Inc
Advisor
EIMCO
Transaction Date
11/7/2008
Cost
"$5,700"
Offering Purchase
0.16%
Broker
Goldman Sachs
Underwriting Syndicate Members
Goldman Sachs & Co
Banc of America Securities
Keefe Bruyette & Woods
Wachovia Securities Inc